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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                      --------------------------------
                                  FORM 8-K
                      --------------------------------

                               CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   June 16, 1997



                           PRIME CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)



           Delaware                   000-14888               363347311
-------------------------------      ------------            -----------
(State or other jurisdiction of      (Commission           (I.R.S. Employer
incorporation or organization)       File Number)        Identification No.)





          10275 West Higgins Road, Suite 200
                  Rosemont, Illinois                             60018
          ---------------------------------------              ---------
          (Address of principal executive offices)             (zip code)





                                     (847) 294-6000
                             -------------------------------
                              (Telephone number, including
                             area code, of agent for service)


                                        No Change
                              -------------------------------
                              (Former name or former address,
                               if changes since last report)


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ITEM 5.  OTHER EVENTS.

         Prime Capital Corporation released the following press release:

         Prime Capital Corporation (the "Company") announced that its subsidiary, Prime Leasing, Inc. ("Prime"), filed suit in the United States District Court for the Northern District of Illinois alleging, among other things, that certain corporate lessees under equipment leases assigned to Prime (the "Equipment Leases") are in default thereunder for failure to make timely payment of the monthly rental payments due to Prime and seeking judgment against such lessees for rental payments, late charges and interest in an amount not less than $6.3 million. The suit also seeks to enforce certain guarantees by individual defendants of the obligations of the lessees under the Equipment Leases, alleges a breach of the Illinois Consumer Fraud and Deceptive Business Practices Act (the "Illinois Act") by the corporate defendants and an individual defendant and also alleges a conspiracy to violate the Illinois Act by the corporate defendants and two individual defendants. The suit alleges, among other things, that certain of the defendants violated the Illinois Act by fraudulently misrepresenting the location, nature, existence and value of equipment under the Equipment Leases and the operating status of six centers where such equipment was to have been located. The suit names as defendants Equipment Leasing Specialists, Inc., a Michigan corporation, Med Care International, a New York corporation, Medical Imaging Systems of Arkansas, Inc., a New York corporation, Medical Imaging Systems Inc. of Camillus, a New York corporation, Medical Imaging Systems of Chapel Hill, Inc., a New York corporation, Medical Imaging Systems of New Port Richey, Inc., a New York corporation, Tri-Imaging, Inc., a Florida corporation, and certain individuals who guaranteed monthly rental payments under the Equipment Leases.

                 Of the $6.3 million of Equipment Leases, $1.8 million are owned by Prime and the remainder have been transferred and assigned by Prime to special purpose corporations participating in certain equipment securitization programs. The defaults and violations alleged in the suit may require Prime to repurchase such assigned leases from these special purpose corporations.

                 The Company will be unable to ascertain whether it will ultimately suffer any losses as a result of the defaults and violations alleged in the suit until it can ascertain the magnitude of the defaults and violations or the extent of recovery pursuant to this litigation. The Company's primary lenders have been advised of the occurrence of such defaults and violations and are continuing to provide financing to the Company.

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                                   SIGNATURES


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PRIME CAPITAL CORPORATION



                                   /s/ Robert C. Benson
                                   ----------------------
                                   Robert C. Benson
                                   Senior Vice President and
                                   Chief Financial Officer


June 16, 1997